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EXHIBIT 21

                         LIST OF SUBSIDIARY CORPORATIONS
                            ARKANSAS BEST CORPORATION

The Registrant owns and controls the following subsidiary corporations:

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                                                                         JURISDICTION OF               % OF VOTING
                         NAME                                             INCORPORATION             SECURITIES OWNED
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
SUBSIDIARIES OF ARKANSAS BEST CORPORATION:
     ABF Freight System, Inc.                                             Delaware                         100
     Transport Realty, Inc.                                               Arkansas                         100
     Data-Tronics Corp.                                                   Arkansas                         100
     ABF Cartage, Inc.                                                    Delaware                         100
     Land-Marine Cargo, Inc.                                              Puerto Rico                      100
     ABF Freight System Canada Ltd.                                       Canada                           100
     ABF Freight System de Mexico, Inc.                                   Delaware                         100
     Clipper Exxpress Company                                             Delaware                         100
     Motor Carrier Insurance, Ltd.                                        Bermuda                          100
     Tread-Ark Corporation                                                Delaware                         100
     Arkansas Best Airplane Leasing, Inc.                                 Arkansas                         100
     ABF Farms, Inc.                                                      Arkansas                         100
     CaroTrans Canada, Ltd.                                               Ontario                          100
     CaroTrans de Mexico, S.A. DE C.V.                                    Mexico                           100
     Arkansas Underwriters Corporation                                    Arkansas                         100

Subsidiaries of Tread-Ark Corporation (formerly Treadco, Inc.):
     Tread-Ark Investment Corporation                                     Nevada                           100
     FleetNet America, Inc.                                               Arkansas                         100

Subsidiaries of ABF Freight System, Inc.:
     ABF Freight System (B.C.), Ltd.                                      British Columbia                 100
     ABF Aviation, LLC                                                    Arkansas                         100
     FreightValue, Inc.                                                   Arkansas                         100
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